Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement of CastlePoint Holdings, Ltd on Amendment No 3 to Form S-1 (File No. 333-139939), of our report dated February 28, 2007 relating to the financial statements and financial statement schedules, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Regulation" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Hamilton, Bermuda
March 8, 2007